AMENDED AND RESTATED

PARTICIPATION AGREEMENT

Among

VARIABLE INSURANCE PRODUCTS FUNDS,

FIDELITY DISTRIBUTORS COMPANY LLC

and

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

THIS AMENDED AND RESTATED AGREEMENT, made and entered into as of the  1st day of  January 2020, by and among FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, (hereinafter the “Company”), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be updated from time to time for the convenience of the parties (each such account hereinafter referred to as the “Account”); and FIDELITY DISTRIBUTORS COMPANY LLC (hereinafter the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”).

RECITALS

WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) and qualified pension and retirement plans within the meaning of Treasury Regulation section 1.817-5(f)(3)(iii) (“Qualified Plans”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a “Portfolio”); and

WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Shared Funding Exemptive Order”); and

WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, Fidelity Management & Research Company (the “Adviser”) is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

WHEREAS, the variable life insurance and/or variable annuity products identified on Schedule A hereto (“Contracts”) have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, (hereinafter the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (hereinafter “FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each

Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to each Account at net asset value;

AGREEMENT

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and each Fund agree as follows:

ARTICLE A.  Amendment and Restatement; Form of Agreement

This agreement shall amend and supersede the following Agreements as of the date stated above among the Funds, Underwriter and Company with respect to all investments by the Company or its separate accounts in each Fund prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below.

1.	Participation Agreement dated June 28, 2002, as amended, among Company, Underwriter and Variable Insurance Product Fund (I, II, III and V)

In addition, the parties hereby amend and restate their agreements herein.

Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund.  No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

ARTICLE I.  Sale of Fund Shares

1.1.  The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund.  For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:00 a.m. Eastern time on the next following Business Day. Beginning within three months of the effective date of this Agreement, the Company agrees that all orders for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Company with the Funds or their transfer agent by electronic transmission. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.  The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading.  Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3.  The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and Qualified Plans.  No shares of any Portfolio will be sold to the general public.

1.4.  The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or Qualified Plan unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

1.5.  The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.  For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.  This section shall not apply to VIP Fund shares or share classes that are subject to redemption fees.  The Company shall not purchase or redeem VIP Fund shares that are subject to redemption fees, including shares of Portfolios or share classes that later become subject to redemption fees, in the absence of an additional written agreement signed by all parties.

1.6.  The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.

1.7.  The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof.  Payment shall be in federal funds transmitted by wire.  For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.8.  Issuance and transfer of the Fund’s shares will be by book entry only.  Stock certificates will not be issued to the Company or any Account.  Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9.  The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares.  The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio.  The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.  The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10.  The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Eastern time.

1.11. The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.

A.        Accordingly, the Company represents and warrants that:
(a) all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by the Company before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m. e.s.t);
(b) it will comply with its policies and procedures designed to prevent excessive trading as approved by the Fund, or will comply with the Fund’s policies and procedures regarding excessive trading as set forth in the Fund’s prospectus;
(c) any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to the Company the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.

1.12

A. Company agrees to comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder (collectively, the “BSA”).

B. Company agrees to provide its full business name, principal place of business, and Employer Identification Number (“EIN”) prior to execution of this Agreement to allow Underwriter to verify Company’s identity pursuant to the BSA.

C. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases Portfolio shares.  You further represent that the inquiry and due diligence are reasonably designed to determine whether the Company is prohibited from dealing with any such customer by (i) economic sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, the “Sanctions”); or (ii) any of the Special Measures under 31 USC 5318 A of the Bank Secrecy Act (“Special Measures”).

D. The Company hereby represents, covenants and warrants to the Fund and the Underwriter that neither the Company nor any of the Company’s affiliates maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of financial services.

E. The Company agrees to notify the Fund and the Underwriter or the Portfolios’ transfer agent promptly when and if it learns that the establishment or maintenance of any account holding Portfolio shares or a transaction in Portfolio shares violates any of the Sanctions or Special Measures.

ARTICLE II.  Representations and Warranties

2.1.  The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the New York Insurance Code  and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2.  The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of New York and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act.  The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3.  The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”) and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4.  The Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5.  (a)  With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future.  The Fund has adopted a “no fee” or “defensive” Rule 12b-1 Plan under which it makes no payments for distribution expenses.  To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

(b)  With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses.  The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund’s Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

2.6.  The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of New York and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of New York to the extent required to perform this Agreement.

2.7.  The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC.  The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.8.  The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.9.  The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

2.10.  The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11.  The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million.  The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1.  The Underwriter shall provide the Company with as many printed copies of the Fund’s current prospectus and Statement of Additional Information as the

Company may reasonably request.  If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus, private offering memorandum or other disclosure document (“Disclosure Document”) for the Contracts and the Fund’s prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document.  Alternatively, the Company may print the Fund’s prospectus and/or its Statement of Additional Information in combination with other fund companies’ prospectuses and statements of additional information.  Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company.  For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund.  If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund’s prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus.  The same procedures shall be followed with respect to the Fund’s Statement of Additional Information.

The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

3.2.  The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund’s discretion, the Prospectus shall state that such Statement is available from the Fund).

3.3.  The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.4. If and to the extent required by law the Company shall:

(i)	solicit voting instructions from Contract owners;
(ii)	vote the Fund shares in accordance with instructions received from Contract owners; and
(iii)	vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.  The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.  Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

3.5.  The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b).  Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.  Sales Material and Information

4.1.  The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use.  No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.2.  The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3.  The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use.  No such material shall be used if the

Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.4.  The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or Disclosure Document for the Contracts, as such registration statement or Disclosure Document may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.  The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6.  The Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to or affect the Fund, the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published.

4.7.  For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund:  advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, Disclosure Documents, Statements of Additional Information, shareholder reports, and proxy materials.

4.8. The Company shall have permission to use the Underwriters name and logo in the marketing of the Fund, provided that the Company has furnished to the Underwriter for review, prior to any use, all materials bearing the name or logo of the Underwriter (collectively “Materials”).  The Company shall not use any Materials without receiving prior written approval therefor.  If the Company or the Fund makes any unauthorized use of the Underwriters name or logo, the parties acknowledge that the Underwriter and its affiliates would suffer harm for which monetary damage may be inadequate and, thus, the Underwriter or its affiliates shall be entitled to seek equitable relief as well as other applicable remedies under this Agreement or under the law.  Notwithstanding the foregoing, the Company may use the Underwriter’s name where such use is necessary to make the disclosures contained in the Fund material not misleading and the Company provides the Underwriter with notice of any required disclosure.  Furthermore, the parties agree that the Company shall be entitled to use the Underwriter’s name when referring to the Underwriter as Fund’s investment adviser, as a simple statement of fact without the need to seek the Underwriter’s prior written consent.  For purposes of this clause, the Underwriter must always be referred to as “Fidelity Distributors Corporation”.  The Underwriter must never be referred to solely as “Fidelity”.  Upon termination of this Agreement, the Company and the Fund shall immediately cease all use of any Materials bearing the Underwriter’s name or logo, and the Company will either provide to the Underwriter all such Materials or certify as to the destruction of all such Materials.

Notwithstanding clause 8.2 of the Agreement, the Company agrees to defend, indemnify and hold harmless the Underwriter (and its affiliates and their respective directors, officers, employees and agents) from and against any and all third party claims, actions, proceedings, judgments, liabilities, damages, losses, costs and expenses (including, without limitation, reasonable legal fees and expenses in relation thereto) directly suffered or incurred by them or any of them, that arise in connection with the Company’s use of any of the Underwriter’s name or logo.

ARTICLE V.  Fees and Expenses

5.1.  The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter.  No such payments shall be made directly by the Fund.

5.2.  All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund.  The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale.  The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

5.3. The Company shall bear the expenses of distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company.  The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose.  The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.

ARTICLE VI.  Diversification

6.1.  The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder.  Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.  In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VII.  Potential Conflicts

7.1.  The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund.  An irreconcilable material conflict may arise for a variety of reasons, including:  (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners.  The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.  The Company will report any potential or existing conflicts of which it is aware to the Board.  The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised.  This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3.  If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:  (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

7.4.  If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5.  If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6.  For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7.  If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

8.1.  Indemnification By The Company

8.1(a).  The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in,  the Fund’s shares or the Contracts and:

(i)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in any Disclosure Document relating to the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)  arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)  arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv)  arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)  arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b).  The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

8.1(c).  The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d).  The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2.  Indemnification by the Underwriter

8.2(a).  The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or

(iv)
arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b).  The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an

Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

8.2(c).  The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof.  The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d).  The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3.  Indemnification By the Fund

8.3(a).  The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)	arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement

(including a failure to comply with the diversification requirements specified in Article VI of this Agreement);or

(ii)
arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b).  The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

8.3(c).  The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.  The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action.  After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d).  The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX. Applicable Law

9.1.  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

9.2.  This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1.   This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)	termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)
termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

10.2.  Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”).  Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.  The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3.  The provisions of Articles II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement.  In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Contract owners in accordance with section 10.2, except that the Fund and Underwriter shall have no further obligation to make Fund shares available in Contracts issued after termination.

10.4.  The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act.  Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.  Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the

Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

ARTICLE XI.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
245 Summer Street
Boston, Massachusetts  02210
Attention:  Treasurer

If to the Company:
One Security Benefit Place
Topeka, KS  66636-0001
Attention: General Counsel

If to the Underwriter:

245 Summer Street
Boston, Massachusetts  02210
Attention:  Treasurer

ARTICLE XII.  Miscellaneous

12.1  All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2  Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4  This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6  Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

12.7  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.  This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.  The Company shall promptly notify the Fund and the Underwriter of any change in control of the Company.

12.9.  The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)
the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)	the Company’s quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)
any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)
any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

13. Fiduciary Responsibilities:  Company acknowledges that UNDERWRITER (or its affiliates) markets, offers, provides or makes available certain products and services to you, which may include, without limitation, registered investment companies, managed account services, collective investment funds, investment analysis tools as well as information, education, guidance materials and resources (collectively, “Products and Services”) that Company may consider or use in connection with services it provides to its clients.  Company further acknowledges that it may offer such Products and Services for sale to its customers, which may include clients subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  Such clients may include a plan, plan fiduciary, plan participant or beneficiary, IRA or IRA owner, and are collectively referred to as “Retirement Customers”.

In connection with these Products and Services, UNDERWRITER hereby represents as follows:
a)	When providing its Products and Services, UNDERWRITER is not undertaking to provide impartial investment advice, act as an impartial adviser, or to give advice in a fiduciary capacity.
b)
UNDERWRITER may have a financial interest in any transaction(s) that may result from offering our Products and Services for sale to you or your customers and may receive revenue associated with such transactions(s).

c)
UNDERWRITER does not receive a fee or other compensation directly from the Retirement Customers to whom you may serve as an independent fiduciary for the provision of investment advice (as opposed to other services) in connection with a transaction involving its Products and Services.

In connection with UNDERWRITER’s Products and Services, Company hereby represents as follows:
d)	Company is an independent fiduciary and, with respect to transactions involving its Retirement Customers, it is a fiduciary under ERISA and/or the Code.

e)	Company is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan.
f)
To the extent you (including your affiliates, employees, associated persons, or other agents) provide “investment advice” to Retirement Customers (within the meaning of 29 CFR 2510.3-21(a)), (i) Company is acting as a fiduciary under ERISA and/or the Code and is responsible for exercising independent judgment in evaluating the transaction(s) and (ii) with respect to the Products and Services and any Fidelity communications with respect thereto, Company is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: /s/ Douglas G. Wolff

Name: Douglas G. Wolff

Title: President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY DISTRIBUTORS COMPANY LLC

By: /s/ Robert Bachman

Name: Robert Bachman
Title: Executive Vice President
Date: 02/25/2020

Schedule A
Separate Accounts and Associated Contracts

Account(s)	Contract(s)
Account A	AdvisorDesigns EliteDesigns
Account B	AdvanceDesigns, SecureDesigns

Additionally, “Accounts” and “Contracts” will include any new Accounts and Contracts created subsequent to the date hereof.

Portfolios of the Fund Available Under the Agreement:

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

Additionally, “Portfolios” will include any portfolio created subsequent to the date hereof.

First Amendment to

Amended and Restated Participation Agreement

This Amendment, dated as of January 1, 2020, amends the Amended and Restated Participation Agreement dated January 1, 2020 (the “Agreement”), among First Security Benefit Life Insurance and Annuity Company of New York (the “Company”), Fidelity Distributors Company LLC (“Underwriter”) and each of Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV and Variable Insurance Products Fund V (each, a “Fund” and collectively, the “Funds”).

WHEREAS, the parties agree to amend the agreement to provide for changes and additional representations;

NOW, THEREFORE, the parties hereby agree as follows:

1. The first “WHEREAS” clause is hereby deleted in its entirety and replaced with the following:

“WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter “Participating Insurance Companies”); and”

2. The seventh “WHEREAS” clause is hereby deleted in its entirety and replaced with the following:

“WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid Contracts; and”

3. The first sentence of Section 1.3 is deleted in its entirety and replaced with the following:

“The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts”

4. Section 1.4 is hereby deleted in its entirety and replaced with the following:

“The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions

1

substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales.”

5. Section 1.5 is deleted in its entirety and replaced with the following:

“1.5. The Company shall not purchase or redeem VIP Fund shares that are subject to redemption fees, including shares of Portfolios or share classes that later become subject to redemption fees, in the absence of an additional written agreement signed by all parties.  The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.  For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.”

6. Sections 1.11 (c) is hereby deleted in its entirety and replaced with the following:

“(c) the prospectus for the Contracts will contain language reserving to the Company the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.”

7. Section 2.3 is hereby deleted in its entirety and replaced with the following:

“2.3.  The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”) and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.”

8. Section 2.8 is hereby deleted in its entirety and replaced with the following:

“2.8.  The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.”

9. Section 3.4 is hereby deleted in its entirety and replaced with the following:

“So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the

2

extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a) Provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Fund or its agent in order to permit the Fund to send solicitation material and gather voting instructions from Contract owners on behalf of the Company.  The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies.  In the event that the Company chooses this option, the Fund shall be responsible for properly “echo voting” shares of a Portfolio for which no voting instructions have been received.

(b) Solicit voting instructions from Contract owners itself and vote shares of the Portfolio in accordance with instructions received from Contract owners.  The Company shall vote the shares of the Portfolios for which no instructions have been received in the same proportion as shares of the Portfolio for which instructions have been received.”

10.	The second sentence of Section 4.8 is deleted in its entirety and replaced with the following:

“The Company shall not use any Materials without receiving prior written approval therefor and the Underwriter will use its best efforts to review such Materials within five (5) Business Days after receipt.  Materials not approved or disapproved within five (5) Business Days shall be deemed approved.”

11. The last sentence of Section 4.8 is deleted in its entirety and replaced with the following:

“Upon termination of this Agreement, the Company and the Fund shall immediately cease all use of any Materials in our possession bearing the Underwriter’s name or logo, and the Company will certify, upon request, as to the destruction of all such Materials.”

12. The second to last sentence of Section 8.1 (c) is deleted in its entirety and replaced with the following:

“The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.”

13. Section 8.2 (a) (iv) is hereby deleted in its entirety and replaced with the following:

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“(iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement or the requirements specified in Section 2.3.”

14. The second to last sentence of Section 8.3 (c) is deleted in its entirety and replaced with the following:

“In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof.  The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.”

15. Section 10.1 (a) is hereby deleted in its entirety and replaced with the following:

“(a) termination by any party for any reason by one hundred eighty (180) days advance written notice delivered to the other parties; or.”

16. Section 10.1 (e) is hereby deleted in its entirety and replaced with the following:

“(e) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that any Portfolio may fail to cure an inadvertent failure to comply with the diversification requirements within a reasonable amount of time.”

17. The following sentence is added to the end of Section 12.8:

“Underwriter shall promptly notify the Company of any change in control of the Underwriter.”

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date indicated above.

First Security Benefit Life Insurance and Annuity Company of New York

By: /s/ Douglas G. Wolff
Name: Douglas G. Wolff
Title: President

(Signatures Continued On Next Page)

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Fidelity Distributors Company LLC	Variable Insurance Products Fund
Variable Insurance Products Fund II
Variable Insurance Products Fund III
Variable Insurance Products Fund IV
Variable Insurance Products Fund V

By: /s/ Robert Bachman	By: /s/ Colm Hogan
Name: Robert Bachman	Name: Colm Hogan
Title: Executive Vice President	Title: Authorized Signatory

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AMENDMENT NO. 2 TO

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

First Security Benefit Life Insurance and Annuity Company of New York (hereinafter the “Company”), a New York corporation each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”), and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter” or “FDC”), a Massachusetts corporation, entered into a certain amended and restated participation agreement dated January 1, 2020, as amended (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of January 1, 2021 (the “Effective Date”), by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund and the Underwriter (collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company intends to purchase shares of the portfolios of the Fund (the “Portfolios”) on behalf of each Account to fund the variable annuity and/or life insurance contracts (the “Variable Contracts”) identified on Schedule A of the Participation Agreement to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”);

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”), unless such Account is exempt from registration thereunder;

WHEREAS, the Company, on behalf of the Accounts, has certain obligations pursuant to the Participation Agreement to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3” or “the Rule”);

WHEREAS, the Company intends to deliver the Required Materials (defined below) to Contract owners, by hosting a website that makes available certain Fund documents required by the Rule and providing the requisite notices to Contract owners regarding the availability of the Required Materials;

WHEREAS, the Company cannot host such websites in compliance with Rules 30e-3 unless the Funds prepare and provide the Required Materials that are specified in Rules 30e-3; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.	Provision of Required Materials for Website Posting.

(a). Required Materials. The Fund and/or the Underwriter shall make available the following “Required Materials,” as specified in paragraph (b)(1) of Rule 30e-3:

(i)

Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders); and

(ii)	Portfolio Holdings for Most Recent First and Third Fiscal Quarters (the “Portfolio Holdings”).

(b). Content and Provision of Required Materials. The Fund and the Underwriter shall be responsible for the content of the Required Materials. The Fund and the Underwriter shall ensure the Required Materials are made available to the Company or its third party vendor via one or more of the websites identified on Schedule B hereto (the “Fund Websites”) as soon as practicable after filing with the SEC and will use best efforts to provide the Required Materials no later than fifty-five (55) days after the close of the period for which the Required Materials are being made. The Fund Websites may be changed by the Fund or Underwriter from time to time, provided that the Fund or Underwriter shall provide the Company with as much notice as reasonably practicable prior to any change of the Fund Websites.

(c). Website hosting. The Company shall ensure that the Required Materials are posted to the website address specified in Schedule C hereto. Such website may be changed by the Company from time to time with as much notice as is reasonably practicable to the Fund and the Underwriter.

2.	[Reserved]

3.	Provision of Required Materials for Paper Delivery. The Fund and the Underwriter shall:

(a). At their expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the Required Materials as set forth in Section 1(a) above. Such Company requests shall be fulfilled reasonably promptly.

(b). Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide the Required Materials in electronic format, such as a print-ready .pdf, suitable for printing so that the Company can arrange for the Required Materials to be printed for distribution pursuant to Sections 5 and 6 of this Agreement.

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4.

Paper Notice to Contract Owners. The Fund and Underwriter acknowledge that the Company shall be responsible for providing the paper Notice to its Contract owners, if and to the extent required by paragraph (c) of Rule 30e-3.

5.

Delivery of Paper Copy Upon “Ad Hoc”Request. The Fund and Underwriter acknowledge that the Company shall be responsible for fulfilling ad hoc requests from Contract owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

6.

Investor Elections to Receive Future Fund Reports in Paper. The Fund and Underwriter acknowledge that the Company shall be responsible for fulfilling Contract owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

7.

Expense Allocation. In its sole discretion, FDC may agree to bear its proportionate costs, as determined by FDC, of providing notices of the availability of the Funds’ Reports to Contract Owners (the notices required by paragraph (c) of Rule 30e-3). Nothing in this section is intended to limit any current understanding or arrangement among the Parties with respect to the provision of Fund documents required for printing, delivery or other purposes (including the expense of printing and delivering paper documents under Sections 5 and 6), or the terms of any existing administrative services agreement, Rule 12b-1 agreement or related agreement, Servicing Agreement or other similar agreement between the Parties.

8.	Construction of this Amendment; Participation Agreement.

(a). This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 and any interpretations of the Rule by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b). Except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

9.	Termination. This Amendment shall terminate upon the earlier of:

(a). termination of the Participation Agreement; or

(b). 60 days written notice from any Party to the other Parties.

10.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date first above written.

The Company: FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, on behalf of itself and each Separate Account		The Underwriter: FIDELITY DISTRIBUTORS COMPANY LLC

By:	DOUGLAS WOLFF	By:	ROBERT BACHMAN
Print Name:	Douglas Wolff	Print Name:	Robert Bachman
Title:	President	Title:	EVP

The Fund: VARIABLE INSURANCE PRODUCTS FUND VARIABLE INSURANCE PRODUCTS FUND II VARIABLE INSURANCE PRODUCTS FUND III VARIABLE INSURANCE PRODUCTS FUND IV VARIABLE INSURANCE PRODUCTS FUND V

By:	COLM HOGAN
Print Name:	Colm Hogan
Title:	Assistant Treasurer

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SCHEDULE B

Fund Websites

https://institutional.fidelity.com

Fidelity.com/fundreports

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SCHEDULE C

https://dfinview.com/SecurityBenefit?site=FSBL

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